BUTZEL LONG, a professional corporation
380 Madison Avenue
New York, NY 10017

Tel: (212) 818-1110
FAX: (212) 818-0494
e-mail: barrett@butzel.com

                                          April 29, 2010

To the Trustees of Aquila Three Peaks High Income Fund

     We consent to the incorporation by reference into post-effective amendment No. 23 under the 1933 Act and No. 35 under the 1940 Act of our opinion dated April 29, 2008.

                                  Butzel Long, a professional
                                   corporation

                                           /s/    William L.D. Barrett

                                  By:__________________________